EXHIBIT 99.1



FOR IMMEDIATE RELEASE

                   VIATEL REALIGNS OPERATIONS TO ENHANCE FOCUS
                           ON HIGH- GROWTH BUSINESSES

               STREAMLINING OPERATIONS EXPECTED TO IMPROVE MARGINS AND EBITDA

NEW YORK, NY (JANUARY 17, 2001) - VIATEL, INC. (NASDAQ: VYTL) today announced that, going-forward, the Company will focus principally on its high-growth, higher-margin Corporate and Broadband business segments, and will conclude its provision of consumer voice services in countries that do not meet long-term corporate objectives. Viatel's actions represent a logical evolution of the Company as it completes the three-year build-out of its network.

"By streamlining operations and concentrating principally on the pan-European communications needs of major corporations and carriers, Viatel will immediately strengthen its current financial profile and improve its EBITDA," said Michael
J. Mahoney, Viatel's Chairman and Chief Executive Officer. "Most importantly, however, this plan will allow Viatel to continue growing a sustainable business that will maximize value for our shareholders."

These steps include:
|X| Closing consumer-oriented businesses in several European countries; |X| Consolidating operating units; and
|X| Reducing staff by an estimated 30%.

Viatel currently offers managed bandwidth (e.g., building-to-building connectivity, VPNs, IP-VPNs, etc.), advanced data services (e.g., frame relay, ATM and IP), dedicated and dial-up Internet access, and dedicated voice services to Corporate customers, and various Broadband solutions, including dark fiber, managed capacity and wavelengths to the carrier, ISP, ASP and SAN markets. On a combined basis, Viatel's business in these market segments grew by 129% percent during the past 12 months.

Mahoney continued, "In just over two years, we have brought one of the most extensive and technologically advanced multi-gigabit network in Europe from concept to operating reality. With the recent activation of our Yellow Submarine trans-Atlantic cable system, the imminent completion of our Pan-European Network, and the orderly build-out of our seven-city local fiber networks, we are now better positioned than any other European-centric telecommunications company to meet the inter- and intra-continental networking needs of major corporations. Now is the time to devote all of our efforts to leveraging this next-generation platform to address the networking explosion that has only just begun in Europe.

"Nearly three years ago, we saw a market imperative - a convergence of competitive forces and bandwidth requirements in Europe that could only be met by the rapid construction of a borderless, next generation optical network.



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"The past contributions of our consumer voice business played a critical role in providing the wherewithal to construct a state-of-the-art network and transform the Company from a network user, to a network owner and operator, while minimizing our internal cash burn during the network construction phase.

"Today, however, we see a new and equally compelling imperative emerging. The communications needs of our core customers are changing so rapidly that we must move aggressively to realign our unmatched network and bandwidth assets; our strong and growing Enterprise customer base; and the significant human technology assets built from our own experience and the acquisition of AT&T Comms UK last year to better serve the burgeoning demands of our customers."

ABOUT VIATEL: Viatel is the builder-owner-operator of state-of-the-art pan-European, trans-Atlantic and metropolitan fiber-optic networks and provider of advanced telecommunications products and services, including bandwidth, to corporations, carriers, ISPs, ASPs and SANs.

                               # # #

Certain matters discussed in this release are forward-looking statements that involve risks and uncertainties, including construction risks and other risks detailed from time to time in the Company's registration statements and reports filed with the Securities and Exchange Commission, including those in the Company's Form 10-K for the year ended December 31, 1999.


CONTACTS:

Investor Relations:
VIATEL:     Cindy Glynn, Director of Investor Relations
            Glenn Davidson, Senior Vice President, Corporate Communications &
              External Affairs
            + 1 212 350 9200
AGENCY:     Gerard Wichers, Smithfield Financial, +44 (0) 207 903 0673

Media Relations:
VIATEL:     Glenn Davidson, Senior Vice President, Corporate Communications &
              External Affairs
            +1 212 350 9200
AGENCY:     John Hindle, Landmark Consultants, +44 (0) 207 318 6900
            Mark Woolfenden, Smithfield Financial, +44 (0) 207 903 0632
              (Financial Media)
            Lee Feldman, Peters & Feldman, +1 203 854 6761







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